250 Glen Street
Glens Falls, NY 12801

NASDAQ® Symbol: “AROW“
Website: arrowfinancial.com

Media Contact: Rachael Murray
P: (518) 742-6505
E: rachael.murray@arrowbank.com

FOR IMMEDIATE RELEASE

Arrow Reports 2nd Quarter Net Income of $11.0 Million, or $0.66 per Share, and Declares 3rd Quarter Dividend of $0.30 per Share

GLENS FALLS, N.Y. (July 23, 2026) – Arrow Financial Corporation (NasdaqGS® – AROW) ("Arrow" or the "Company") announced financial results for the three-month period ended June 30, 2026. Reported net income for the second quarter of 2026 was $11.0 million and fully diluted earnings per share ("EPS") was $0.66, versus net income of $13.5 million and EPS of $0.82 for the first quarter of 2026.

The Board of Directors of Arrow declared a quarterly cash dividend of $0.30 per share; payable August 25, 2026 to shareholders of record as of August 11, 2026.

This quarter's results include approximately $1.0 million ($0.05 per share) of merger-related expenses related to the July 1, 2026 acquisition of Adirondack Bancorp, Inc. and Adirondack Bank based in Utica, New York. Excluding the merger-related expenses, Arrow achieved EPS of $0.71 for the second quarter of 2026. The transaction added approximately $1.0 billion in assets and 19 new branch locations.

Second-quarter results were impacted by a specific reserve of $1.6 million ($0.08 per share) for an isolated commercial real estate credit due to a sudden personal and corporate bankruptcy declared in June 2026 (for more details on this credit, please refer to our Second Quarter Investor Presentation), as well as an elevated loan provision due to strong loan growth.

This earnings release and related commentary should be read in conjunction with the Company's July 23, 2026 Form 8-K and related Second Quarter 2026 Investor Presentation, which can also be found on Arrow's website: arrowfinancial.com/documents/investor-presentations.

Arrow President and CEO David S. DeMarco:

"The Arrow team delivered another quarter of strong operating results. While our results were negatively impacted by recognizing a reserve on one isolated commercial credit, the credit metrics of the loan portfolio remain strong with low charge-offs and low non-performing loan balances. The overall health and trajectory of the business continues to perform well. I am particularly excited about the return to significant loan growth and the closing of our acquisition of Adirondack Bank, which will provide us with increased growth opportunities. We look forward to expanding our market with this high-quality, low-cost deposit franchise, adding approximately $1.0 billion to our balance sheet. We expect the transaction to provide significant EPS accretion in 2027 and beyond. Arrow remains well-positioned to deliver shareholder value and execute on its strategic initiatives to build a premier banking franchise for its customers and the communities it serves."

Second-Quarter Highlights and Key Metrics

•Net Income of $11.0 million (EPS of $0.66; or $0.71 adjusted for merger-related expenses "MRE"1)
•Insurance revenue 1H26 versus 1H25 up 12.6%
•Wealth management revenue 1H26 versus 1H25 up 9.9%
•Loan growth of $57.6 million (6.7% annualized)
•Annualized charge-offs of 8bps and non-performing loans of 24bps
•Moved $3.8 million loan to non-performing (11bps) due to bankruptcy and recorded $1.6 million specific reserve ($0.08 per share)
•Efficiency ratio of 62.02%; 59.83% excluding MRE1
•Net Interest Income of $35.9 million
•Net Interest Margin of 3.42% (3.43% fully taxable equivalent ("FTE")2), versus 3.47% (3.48% FTE2) in the prior quarter
•Return on Average Assets (ROA) of 0.99%; 1.06% adjusted for MRE1
•Cost of retail deposits3 decreased to 1.61%

Income Statement

•Net Income: Net income for the second quarter of 2026 was $11.0 million, decreasing from $13.5 million in the first quarter of 2026.
◦Compared to the prior quarter, net income decreased primarily due to an increase in the provision for credit losses of $2.3 million, including $1.6 million related to a specific reserve for a commercial loan where the borrower and guarantors entered into bankruptcy during the quarter. Net income was also impacted by a decrease in non-interest income of $0.4 million, an increase in MRE of $0.2 million and lower net interest income of $0.2 million. The decreases were partially offset by lower income tax expenses of $0.9 million.

•Net Interest Income: Net interest income for the second quarter of 2026 was $35.9 million, decreasing 0.6% from the first quarter of 2026.
◦Total interest and dividend income was $53.6 million for the second quarter of 2026, a decrease from $53.8 million in the first quarter of 2026. The decrease was attributable to lower average earning assets throughout the quarter as well as the increase in non-performing loans. Interest expense for the second quarter of 2026 was $17.7 million, consistent with the first quarter of 2026 as lower deposit costs were offset by timing and a change in the mix of deposit balances toward higher cost deposits.

•Net Interest Margin: Net interest margin, on an FTE basis, for the second quarter of 2026 decreased to 3.43%, compared to 3.48% for the first quarter of 2026. The decrease in net interest margin compared to the first quarter of 2026 was primarily the result of a seasonal change in the deposit mix toward higher costing interest-bearing liabilities. Net interest margin was also impacted by the reversal of interest income related to the aforementioned commercial loan migrating to non-performing.

1 EPS, efficiency ratio and ROA excluding merger-related expenses are non-GAAP measures. See reconciliation in Note 5 to the Selected Quarterly Information
2 FTE Net interest margin is a non-GAAP measure. See reconciliation on Note 2 to the Selected Quarterly Information
3 Retail deposits exclude wholesale funding sources

	Three Months Ended
	(Dollars in Thousands)
	June 30, 2026	December 31, 2025	June 30, 2025
Interest and Dividend Income	$53,617	$54,610	$51,573
Interest Expense	17,686	19,467	19,040
Net Interest Income	35,931	35,143	32,533
Average Earning Assets(A)	4,211,209	4,302,305	4,142,993
Average Interest-Bearing Liabilities	3,222,939	3,280,856	3,191,906

Average Yield on Earning Assets(A)	5.11%	5.04%	4.99%
Average Cost of Interest-Bearing Liabilities	2.20	2.35	2.39
Net Interest Spread	2.91	2.69	2.60
Net Interest Margin	3.42	3.24	3.15
Net Interest Margin - FTE	3.43	3.25	3.16

(A) Includes Nonaccrual Loans.

•Provision for Credit Losses: For the second quarter of 2026, the provision for credit losses was $2.8 million compared to $0.5 million in the first quarter of 2026, primarily driven by a $1.6 million specific reserve related to the non-performing commercial loan as well as an increase to the provision due to loan growth in the second quarter of 2026.

•Non-Interest Income: Non-interest income for the three months ended June 30, 2026, was $8.3 million, a decrease from $8.6 million in the first quarter of 2026. The decrease was the result of the season fluctuation of insurance premiums of $0.1 million as well as a $0.3 million charge related to the impairment of a property held for future use. This was partially offset by an increase in interchange fees from the linked quarter and a positive equity position valuation adjustment of approximately $0.2 million

•Non-Interest Expense: Non-interest expense for the second quarter of 2026 was $27.5 million, an increase from $26.9 million in the first quarter of 2026. The second quarter of 2026 included approximately $1.0 million of MRE versus $0.8 million in the first quarter of 2026.

•Provision for Income Taxes: The provision for income taxes and effective tax rate were $2.9 million and 21.1%, respectively for the second quarter of 2026, and $3.9 million and 22.3%, respectively for the first quarter of 2026. The lower tax expense was driven by lower pre-tax income and a lower effective tax rate. The effective tax rate for the second quarter of 2026 reflects the impact of tax credits recognized from energy production tax credit purchases made in June 2026 offset by nondeductible expenses related to the acquisition of Adirondack Bancorp, Inc. and Adirondack Bank.

Balance Sheet

•Total Assets: Total assets were $4.5 billion at June 30, 2026, a decrease of $39.7 million, or 0.9%, as compared to March 31, 2026. For the second quarter of 2026, the overall change in asset was driven by a decline in cash balances attributable to a net decrease in deposits.

•Investments: Total investments were $587.9 million as of June 30, 2026, a decrease of $6.6 million, or 1.1%, compared to March 31, 2026. The decrease from March 31, 2026 was driven primarily by paydowns and maturities. There were no material credit quality issues related to the investment portfolio.

•Loans: Total loans were $3.5 billion as of June 30, 2026. Loans outstanding increased in the second quarter of 2026 by $57.6 million, driven by growth in commercial loans. Please see the loan detail included in the Consolidated Financial Information table on page 14.

•Allowance for Credit Losses: The allowance for credit losses was $36.2 million as of June 30, 2026, which represented 1.03% of loans outstanding, as compared to $34.1 million, or 0.99% of loans outstanding, at March 31, 2026. The increase in the allowance was the result of a $1.6 million specific reserve related to the previously referenced non-performing commercial loan as well as an increase to the allowance for growth in the loan portfolio, partially offset by charge-offs. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.08% for the three-month period ended June 30, 2026, as compared to 0.10% for the three-month period ended March 31, 2026. Nonperforming assets were $8.7 million as of June 30, 2026, representing 0.19% of period-end assets, an increase from $4.9 million, or 0.11%, at March 31, 2026. Nonperforming assets increased due to the $3.8 million non-performing commercial loan previously referenced.

•Deposits: At June 30, 2026, deposit balances were $3.7 billion, a decrease of $358.7 million from March 31, 2026. The change from March 31, 2026 was primarily attributable to $300 million of brokered CDs, being replaced by lower costing FHLB borrowings. In addition, the seasonality of municipal deposits contributed to decreased deposits in the quarter. Please refer to page 7 for further details related to deposits.

•Capital: Total stockholders’ equity was $446.3 million at June 30, 2026, an increase of $6.2 million, or 1.4%, from March 31, 2026. The increase from March 31, 2026 was primarily attributable to net income of $11.0 million and other stock-based activity of $0.8 million offset by other comprehensive loss of $0.6 million and dividends of $5.0 million. Arrow's regulatory capital ratios remain strong. As of June 30, 2026, Arrow's Common Equity Tier 1 Capital Ratio was 13.21% and Total Risk-Based Capital Ratio was 14.98%. The capital ratios of Arrow and its subsidiary bank continued to exceed the “well capitalized” regulatory standards. Regulatory capital ratios are preliminary, subject to finalization as part of the current quarter Call Report.

Additional Commentary

•BauerFinancial Ratings: Arrow Bank National Association ("Arrow Bank") received a 5-Star Superior rating from BauerFinancial, Inc., the nation’s premier bank rating firm. Arrow Bank has earned this designation for 77 consecutive quarters, securing its prominent position as an “Exceptional Performance Bank.”
——————

About Arrow: Arrow Financial Corporation is a holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Arrow Bank, a full-service commercial bank, and Upstate Agency, LLC, a comprehensive insurance agency.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules: tangible book value, tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent net interest margin and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by Arrow from time to time are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this earnings release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements can sometimes be identified by Arrow's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend." These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication because of various factors, including changes in economic conditions or interest rates, credit risk, inflation, tariffs, cybersecurity risks, changes in FDIC assessments, bank failures, geopolitical events, difficulties in managing Arrow’s growth, competition, changes in law or the regulatory environment, risks relating to the integration of Adirondack Bancorp, Inc. and Adirondack Bank, and changes in general business and economic trends. Arrow undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This earnings release should be read in conjunction with Arrow’s Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$47,181	$45,600	$94,307	$90,150
Interest on Deposits at Banks	1,200	1,622	2,875	3,243
Interest and Dividends on Investment Securities:
Fully Taxable	4,717	3,790	9,246	7,398
Exempt from Federal Taxes	519	561	983	1,148
Total Interest and Dividend Income	53,617	51,573	107,411	101,939
INTEREST EXPENSE
Interest-Bearing Checking Accounts	2,162	1,941	4,262	3,744
Savings Deposits	8,933	9,367	17,649	18,850
Time Deposits over $250,000	1,052	1,726	2,248	3,537
Other Time Deposits	4,304	5,793	9,740	11,322
Borrowings	1,019	—	1,019	167
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	171	171	340	340
Interest on Financing Leases	45	42	92	89
Total Interest Expense	17,686	19,040	35,350	38,049
NET INTEREST INCOME	35,931	32,533	72,061	63,890
Provision for Credit Losses	2,827	594	3,375	5,613
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	33,104	31,939	68,686	58,277
NON-INTEREST INCOME
Income From Fiduciary Activities	2,706	2,398	5,419	4,933
Fees for Other Services to Customers	2,969	2,787	5,696	5,387
Insurance Commissions	1,974	1,804	4,087	3,630
Net Gain (Loss) on Securities	155	(40)	300	277
Net Gain on Sales of Loans	154	213	444	314
Other Operating Income	298	447	938	907
Total Non-Interest Income	8,256	7,609	16,884	15,448
NON-INTEREST EXPENSE
Salaries and Employee Benefits	15,097	14,086	30,019	27,641
Occupancy Expenses, Net	2,101	1,952	4,560	3,974
Technology and Equipment Expense	4,757	5,589	9,809	10,676
FDIC Assessments	441	649	1,026	1,319
Other Operating Expense	5,068	3,376	8,915	8,087
Total Non-Interest Expense	27,464	25,652	54,329	51,697
INCOME BEFORE PROVISION FOR INCOME TAXES	13,896	13,896	31,241	22,028
Provision for Income Taxes	2,934	3,091	6,794	4,913
NET INCOME	$10,962	$10,805	$24,447	$17,115
Average Shares Outstanding:
Basic	16,428	16,545	16,408	16,611
Diluted	16,467	16,551	16,438	16,618
Per Common Share:
Basic Earnings	$0.66	$0.65	$1.48	$1.03
Diluted Earnings	0.66	0.65	1.48	1.03

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Cash and Due From Banks	$30,881	$29,132
Interest-Earning Deposits at Banks	155,907	185,051
Investment Securities:
Available-for-Sale at Fair Value	498,202	495,868
Held-to-Maturity (Fair Value of $65,270 at June 30, 2026 and $66,569 at December 31, 2025)	65,490	66,975
Equity Securities	5,897	5,597
Other Investments	18,351	4,372
Loans	3,496,541	3,453,093
Allowance for Credit Losses	(36,183)	(34,322)
Net Loans	3,460,358	3,418,771
Premises and Equipment, Net	62,530	59,433
Goodwill	23,789	23,789
Other Intangible Assets, Net	1,612	1,741
Other Assets	159,342	155,133
Total Assets	$4,482,359	$4,445,862
LIABILITIES
Noninterest-Bearing Deposits	736,087	722,374
Interest-Bearing Checking Accounts	871,965	862,192
Savings Deposits	1,590,680	1,557,638
Time Deposits over $250,000	132,350	155,802
Other Time Deposits	324,123	641,463
Total Deposits	3,655,205	3,939,469
Borrowings	310,190	4,265
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000
Finance Leases	4,887	4,929
Other Liabilities	45,771	45,347
Total Liabilities	4,036,053	4,014,010
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value; 1,000,000 Shares Authorized at June 30, 2026 and December 31, 2025 (none issued)	—	—
Common Stock, $1 Par Value: 30,000,000 Shares Authorized; 22,066,559 Shares Issued; 16,545,170 and 16,445,342 Shares Outstanding at June 30, 2026 and December 31, 2025)	22,067	22,067
Additional Paid-in Capital	415,357	414,506
Retained Earnings	116,806	102,271
Accumulated Other Comprehensive Loss	(5,390)	(4,037)
Treasury Stock, at Cost (5,521,389 Shares at June 30, 2026 and 5,621,217 Shares at December 31, 2025)	(102,534)	(102,955)
Total Stockholders’ Equity	446,306	431,852
Total Liabilities and Stockholders’ Equity	$4,482,359	$4,445,862

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Net Income	$10,962	$13,485	$14,013	$12,825	$10,805

Share and Per Share Data:
Period End Shares Outstanding	16,545	16,527	16,445	16,438	16,484
Basic Average Shares Outstanding	16,428	16,382	16,390	16,402	16,545
Diluted Average Shares Outstanding	16,467	16,403	16,413	16,406	16,551
Basic Earnings Per Share	$0.66	$0.82	$0.85	$0.77	$0.65
Diluted Earnings Per Share	0.66	0.82	0.85	0.77	0.65
Cash Dividend Per Share	0.30	0.30	0.29	0.29	0.28

Selected Quarterly Average Balances:
Interest-Earning Deposits at Banks	$129,628	$183,252	$260,806	$200,251	$145,473
Investment Securities	614,771	598,817	596,994	574,080	582,380
Loans	3,466,810	3,440,505	3,444,505	3,424,784	3,415,140
Deposits	3,788,961	3,928,761	4,002,221	3,913,721	3,849,093
Other Borrowed Funds	149,307	29,181	29,203	30,539	33,579
Stockholders' Equity	445,887	438,846	425,042	413,058	406,529
Total Assets	4,425,821	4,439,833	4,499,195	4,399,815	4,332,339
Return on Average Assets, annualized	0.99%	1.23%	1.24%	1.16%	1.00%
Return on Average Equity, annualized	9.86%	12.46%	13.08%	12.32%	10.66%
Return on Average Tangible Equity, annualized [1]	10.46%	13.23%	13.92%	13.13%	11.38%
Average Earning Assets	$4,211,209	$4,222,574	$4,302,305	$4,199,115	$4,142,993
Average Paying Liabilities	3,222,939	3,244,709	3,280,856	3,193,789	3,191,906
Interest Income	53,617	53,794	54,610	53,598	51,573
Tax-Equivalent Adjustment [2]	133	123	114	121	148
Interest Income, Tax-Equivalent [2]	53,750	53,917	54,724	53,719	51,721
Interest Expense	17,686	17,664	19,467	19,467	19,040
Net Interest Income	35,931	36,130	35,143	34,131	32,533
Net Interest Income, Tax-Equivalent [2]	36,064	36,253	35,258	34,252	32,681
Net Interest Margin, annualized	3.42%	3.47%	3.24%	3.22%	3.15%
Net Interest Margin, Tax-Equivalent, annualized [2]	3.43%	3.48%	3.25%	3.24%	3.16%

Efficiency Ratio Calculation: [3]
Non-Interest Expense	$27,464	$26,865	$25,804	$25,433	$25,652
Less: Intangible Asset Amortization	71	72	74	76	80
Net Non-Interest Expense	$27,393	$26,793	$25,730	$25,357	$25,572
Net Interest Income, Tax-Equivalent	$36,064	$36,253	$35,257	$34,252	$32,681
Non-Interest Income	8,256	8,628	8,268	8,716	7,609
Less: Net Gain (Loss) on Securities	155	145	(127)	392	(40)
Net Gross Income	$44,165	$44,736	$43,652	$42,576	$40,330
Efficiency Ratio	62.02%	59.89%	58.94%	59.56%	63.41%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$446,306	$440,143	$431,852	$417,687	$408,506
Book Value per Share	26.98	26.63	26.26	25.41	24.78
Goodwill and Other Intangible Assets, net	25,401	25,481	25,530	25,594	25,659
Tangible Book Value per Share [1]	25.44	25.09	24.71	23.85	23.23

Capital Ratios:[4]
Tier 1 Leverage Ratio	10.19%	10.02%	9.68%	9.66%	9.64%
Common Equity Tier 1 Capital Ratio	13.21%	13.30%	13.01%	13.07%	12.73%
Tier 1 Risk-Based Capital Ratio	13.83%	13.93%	13.64%	13.71%	13.37%
Total Risk-Based Capital Ratio	14.98%	15.04%	14.76%	14.86%	14.51%

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity. These are non-GAAP financial measures, which Arrow believes provide investors with information that is useful in understanding its financial performance.
		6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
	Total Stockholders' Equity (GAAP)	$446,306	$440,143	$431,852	$417,687	$408,506
	Less: Goodwill and Other Intangible assets, net	25,401	25,481	25,530	25,594	25,659
	Tangible Equity (Non-GAAP)	$420,905	$414,662	$406,322	$392,093	$382,847

	Period End Shares Outstanding	16,545	16,527	16,445	16,438	16,484
	Tangible Book Value per Share (Non-GAAP)	$25.44	$25.09	$24.71	$23.85	$23.23
	Net Income	10,962	13,485	14,013	12,825	10,805
	Return on Tangible Equity (Net Income/Tangible Equity - Annualized)	10.46%	13.23%	13.92%	13.13%	11.38%

2.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure, which Arrow believes provides investors with information that is useful in understanding its financial performance.
		6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
	Interest Income (GAAP)	$53,617	$53,794	$54,610	$53,598	$51,573
	Add: Tax-Equivalent adjustment (Non-GAAP)	133	123	114	121	148
	Interest Income - Tax Equivalent (Non-GAAP)	$53,750	$53,917	$54,724	$53,719	$51,721
	Net Interest Income (GAAP)	$35,931	$36,130	$35,143	$34,131	$32,533
	Add: Tax-Equivalent adjustment (Non-GAAP)	133	123	114	121	148
	Net Interest Income - Tax Equivalent (Non-GAAP)	$36,064	$36,253	$35,257	$34,252	$32,681
	Average Earning Assets	$4,211,209	$4,222,574	$4,302,305	$4,199,115	$4,142,993
	Net Interest Margin (Non-GAAP)*	3.43%	3.48%	3.25%	3.24%	3.16%

3.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of non-interest expense to net gross income (which equals tax-equivalent net interest income plus non-interest income, as adjusted).

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

4.
For the current quarter, all of the regulatory capital ratios as well as the Total Risk-Weighted Assets are calculated in accordance with bank regulatory capital rules. The June 30, 2026 CET1 ratio listed in the tables (i.e., 13.21%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%). Regulatory capital ratios are estimated, subject to finalization as part of the current quarter Call Report.

		6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
	Total Risk Weighted Assets	$3,253,881	$3,180,782	$3,182,240	$3,095,225	$3,121,451
	Common Equity Tier 1 Capital	429,971	423,139	414,050	404,426	397,432
	Common Equity Tier 1 Ratio	13.21%	13.30%	13.01%	13.07%	12.73%

5.
Non-GAAP Financial Measure Reconciliation: Net Income and Net Non-Interest Expense adjusted for non-core expenses. Non-core expenses include merger-related expenses, which are related to the announced acquisition of Adirondack Bancorp, Inc., and unification expenses, which are related to the system conversion and operational merger of the Company's two banking subsidiaries during the year ended December 31, 2025. EPS, efficiency ratio, and ROA are presented on an adjusted basis to reflect these exclusions. These are non-GAAP financial measures, which Arrow believes provides investors with information that is useful in understanding its financial performance.

		6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
	Net Income	$10,962	$13,485	$14,013	$12,825	$10,805
	Non-Core Expenses:
	Merger-Related Expenses	971	790	—	—	—
	Unification Expenses	—	—	—	543	1,134
	Less: Tax Benefit	(214)	(174)	—	(119)	(249)
	Net Non-Core Expenses (Non-GAAP)	757	616	—	424	885
	Core Net Income (Non-GAAP)	$11,719	$14,101	$14,013	$13,249	$11,690

	Net Non-Interest Expense	$27,393	$26,793	$25,730	$25,357	$25,572
	Non-Core Expenses:
	Merger-Related Expenses	971	790	—	—	—
	Unification Expenses	—	—	—	543	1,134
	Core Net Non-Interest Expense (Non-GAAP)	$26,422	$26,003	$25,730	$24,814	$24,438

	Core Earnings Per Share (Non-GAAP)	$0.71	$0.85	$0.85	$0.80	$0.70
	Core Return on Average Assets (Non-GAAP)	1.06%	1.29%	1.24%	1.20%	1.08%
	Core Efficiency Ratio (Non-GAAP)	59.83%	58.13%	58.94%	58.28%	60.60%
	* Quarterly ratios have been annualized.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	June 30, 2026			June 30, 2025
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Earning Deposits at Banks	$129,628	$1,200	3.71%	$145,473	$1,622	4.47%
Investment Securities:
Fully Taxable	548,084	4,717	3.45	496,614	3,790	3.06
Exempt from Federal Taxes	66,687	519	3.12	85,766	561	2.62
Loans (1)	3,466,810	47,181	5.46	3,415,140	45,600	5.36
Total Earning Assets (1)	4,211,209	53,617	5.11	4,142,993	51,573	4.99
Allowance for Credit Losses	(34,305)			(35,238)
Cash and Due From Banks	29,874			29,267
Other Assets	219,043			195,317
Total Assets	$4,425,821			$4,332,339
Deposits:
Interest-Bearing Checking Accounts	$827,385	2,162	1.05	$845,041	1,941	0.92
Savings Deposits	1,596,055	8,933	2.24	1,494,930	9,367	2.51
Time Deposits over $250,000	139,256	1,052	3.03	179,980	1,726	3.85
Other Time Deposits	510,936	4,304	3.38	638,376	5,793	3.64
Total Interest-Bearing Deposits	3,073,632	16,451	2.15	3,158,327	18,827	2.39
Borrowings	124,411	1,019	3.29	8,601	—	—
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	171	3.43	20,000	171	3.43
Finance Leases	4,896	45	3.69	4,978	42	3.38
Total Interest-Bearing Liabilities	3,222,939	17,686	2.20	3,191,906	19,040	2.39
Noninterest-Bearing Deposits	715,329			690,766
Other Liabilities	41,666			43,138
Total Liabilities	3,979,934			3,925,810
Stockholders’ Equity	445,887			406,529
Total Liabilities and Stockholders’ Equity	$4,425,821			$4,332,339
Net Interest Income		$35,931			$32,533
Net Interest Spread			2.91%			2.60%
Net Interest Margin			3.42%			3.15%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	June 30, 2026			March 31, 2026
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Earning Deposits at Banks	$129,628	$1,200	3.71%	$183,252	$1,675	3.71%
Investment Securities:
Fully Taxable	548,084	4,717	3.45	536,293	4,529	3.42
Exempt from Federal Taxes	66,687	519	3.12	62,524	464	3.01
Loans (1)	3,466,810	47,181	5.46	3,440,505	47,126	5.56
Total Earning Assets (1)	4,211,209	53,617	5.11	4,222,574	53,794	5.17
Allowance for Credit Losses	(34,305)			(34,370)
Cash and Due From Banks	29,874			30,253
Other Assets	219,043			221,376
Total Assets	$4,425,821			$4,439,833
Deposits:
Interest-Bearing Checking Accounts	$827,385	2,162	1.05	$859,054	2,100	0.99
Savings Deposits	1,596,055	8,933	2.24	1,570,598	8,716	2.25
Time Deposits over $250,000	139,256	1,052	3.03	147,425	1,196	3.29
Other Time Deposits	510,936	4,304	3.38	638,451	5,436	3.45
Total Interest-Bearing Deposits	3,073,632	16,451	2.15	3,215,528	17,448	2.20
Borrowings	124,411	1,019	3.29	4,265	—	—
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	171	3.43	20,000	169	3.43
Finance Leases	4,896	45	3.69	4,916	47	3.88
Total Interest-Bearing Liabilities	3,222,939	17,686	2.20	3,244,709	17,664	2.21
Noninterest-Bearing Deposits	715,329			713,233
Other Liabilities	41,666			43,045
Total Liabilities	3,979,934			4,000,987
Stockholders’ Equity	445,887			438,846
Total Liabilities and Stockholders’ Equity	$4,425,821			$4,439,833
Net Interest Income		$35,931			$36,130
Net Interest Spread			2.91%			2.96%
Net Interest Margin			3.42%			3.47%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Year to Date Period Ended:	June 30, 2026			June 30, 2025
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Earning Deposits at Banks	$156,292	$2,875	3.71%	$145,746	$3,243	4.49%
Investment Securities:
Fully Taxable	542,221	9,246	3.44	498,250	7,398	2.99
Exempt from Federal Taxes	64,617	983	3.07	88,835	1,148	2.61
Loans (1)	3,453,730	94,307	5.51	3,410,632	90,150	5.33
Total Earning Assets (1)	4,216,860	107,411	5.14	4,143,463	101,939	4.96
Allowance for Credit Losses	(34,338)			(34,469)
Cash and Due From Banks	30,062			30,385
Other Assets	220,117			189,269
Total Assets	$4,432,701			$4,328,648
Deposits:
Interest-Bearing Checking Accounts	$843,132	4,262	1.02	$842,818	3,744	0.90
Savings Deposits	1,583,396	17,649	2.25	1,505,387	18,850	2.53
Time Deposits over $250,000	143,318	2,248	3.16	183,053	3,537	3.90
Other Time Deposits	574,341	9,740	3.42	615,878	11,322	3.71
Total Interest-Bearing Deposits	3,144,187	33,899	2.17	3,147,136	37,453	2.40
Borrowings	64,671	1,019	3.18	15,949	167	2.11
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	340	3.43	20,000	340	3.43
Finance Leases	4,905	92	3.78	4,987	89	3.60
Total Interest-Bearing Liabilities	3,233,763	35,350	2.20	3,188,072	38,049	2.41
Noninterest-Bearing Deposits	714,287			690,039
Other Liabilities	42,264			45,069
Total Liabilities	3,990,314			3,923,180
Stockholders’ Equity	442,387			405,468
Total Liabilities and Stockholders’ Equity	$4,432,701			$4,328,648

Net Interest Income		$72,061			$63,890
Net Interest Spread			2.94%			2.55%
Net Interest Margin			3.45%			3.11%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	6/30/2026	12/31/2025
Loan Portfolio
Commercial Loans	$173,057	$165,729
Commercial Real Estate Loans	837,461	818,259
Subtotal Commercial Loan Portfolio	1,010,518	983,988
Consumer Loans	1,083,169	1,076,007
Residential Real Estate Loans	1,402,854	1,393,098
Total Loans	$3,496,541	$3,453,093
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$34,055	$34,176
Loans Charged-off	(1,770)	(1,477)
Less Recoveries of Loans Previously Charged-off	1,071	777
Net Loans Charged-off	(699)	(700)
Provision for Credit Losses	2,827	846
Allowance for Credit Losses, End of Quarter	$36,183	$34,322
Nonperforming Assets
Nonaccrual Loans	$6,814	$6,415
Loans Past Due 90 or More Days and Accruing	1,487	2,040
Loans Restructured and in Compliance with Modified Terms	—	—
Total Nonperforming Loans	8,301	8,455
Repossessed Assets	363	280
Other Real Estate Owned	—	—
Total Nonperforming Assets	$8,664	$8,735

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.08%	0.08%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.33%	0.10%
Allowance for Credit Losses to Period-End Loans	1.03%	0.99%
Allowance for Credit Losses to Period-End Nonperforming Loans	435.89%	405.94%
Nonperforming Loans to Period-End Loans	0.24%	0.24%
Nonperforming Assets to Period-End Assets	0.19%	0.20%

Year-to-Date Period Ended:	6/30/2026	12/31/2025
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Year	$34,322	$33,598
Loans Charged-off	(3,344)	(9,554)
Less Recoveries of Loans Previously Charged-off	1,830	3,004
Net Loans Charged-off	(1,514)	(6,550)
Provision for Credit Losses	3,375	7,274
Allowance for Credit Losses, End of Period	$36,183	$34,322

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Annualized	0.09%	0.19%
Provision for Loan Losses to Average Loans, Annualized	0.20%	0.21%